Exhibit 10.5.1
First Amendment
to
Newfield Exploration Company
2007 Omnibus Stock Plan
     WHEREAS, Newfield Exploration Company (the “Company”) has heretofore adopted the Newfield Exploration Company 2007 Omnibus Stock Plan (the “Plan”) for the benefit of certain employees of the Company; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Plan shall be amended as follows, effective as of November 16, 2007:
     1. Paragraphs (d) of Section IX of the Plan shall be deleted and the following shall be substituted therefor:
     (d) Settlement of Restricted Stock Units. Unless provided otherwise in a Restricted Stock Unit Agreement, settlement of a vested Restricted Stock Unit Award or, if an Award provides for partial vesting, the vested portion of such Award shall be satisfied in a single payment or delivery of cash or shares of Common Stock (as provided in the Restricted Stock Unit Agreement) on the second business day after the Award or portion of the Award vests.
     2. As amended hereby, the Plan is specifically ratified and reaffirmed.